UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30869	36-4360035
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7444 West Wilson Avenue, Chicago, IL	60706
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 5.01 of this Current Report is incorporated by reference into this Item 2.01.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.
     (d) On July 12, 2007, the Registrant and Emerson Network Power Connectivity Solutions, Inc. (“Emerson”) completed the merger (the “Merger”) of a wholly owned subsidiary of Emerson (“Merger Sub”) with and into the Registrant, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of May 14, 2007 by and among the Registrant, Emerson and Merger Sub (the “Merger Agreement”). As a result of the Merger, the Registrant has become a wholly owned subsidiary of Emerson. The Registrant’s common stock (formerly traded under the NASDAQ symbol “STLW”) was delisted from trading on the NASDAQ Stock Market LLC at the close of business on July 12, 2007. NASDAQ filed a Form 25 with the Securities and Exchange Commission on behalf of the Registrant on July 12, 2007.
Item 5.01. Changes in Control of Registrant.
     On July 12, 2007, the Registrant and Emerson completed the Merger of Merger Sub with and into the Registrant in accordance with the terms of the Merger Agreement. As a result of the Merger, the Registrant has become a wholly owned subsidiary of Emerson. Upon the effectiveness of the Merger, each share of the Registrant’s common stock issued and outstanding immediately prior to the effectiveness of the Merger was converted into the right to receive $8.00 in cash, without interest, and each share of the Registrant’s Series B Preferred Stock issued and outstanding immediately prior to the effectiveness of the Merger was converted into the right to receive $100.00 in cash. The total Merger consideration is approximately $118 million, and the source of funds for the Merger consideration was commercial paper borrowings. There are no arrangements or understandings among members of the former and new control groups and their associates with respect to election of directors, and the Registrant is not aware of any other arrangements which might subsequently result in a change of control of the Registrant.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the Merger and pursuant to the Merger Agreement that was approved and adopted by the shareholders of the Registrant, on July 12, 2007, Stratos filed a Restated Certificate of Incorporation with the Secretary of State of Delaware and adopted new Bylaws.

Item 8.01. Other Events.
     On July 12, 2007, at a special meeting of shareholders of the Registrant, approximately 72.8% of the shareholders of the Registrant approved and adopted the Merger Agreement. Following such approval and adoption, the Registrant was merged with and into Merger Sub, a wholly owned subsidiary of Emerson. A copy of the Registrant’s press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
     The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit

99.1	Press Release entitled “Stratos International Consummates Merger with Emerson” dated July 12, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: July 16, 2007

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release entitled “Stratos International Consummates Merger with Emerson” dated July 12, 2007.